SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 30, 2007

TANK SPORTS, INC.
(Exact name or registrant as specified in its charter)

California	333-129910	95-4849012
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10925 Schmidt Road
El Monte, California 91733
(Address of Principal Executive Offices, Including Zip Code)

(626) 350-4039
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2007, the Registrant entered into that certain First Amendment to Stock Purchase Agreement (the “Amendment”), by and among the Registrant, Darin and Michelle Oreman (the “Shareholders”), Lowprice.com, Inc., an Arizona corporation d/b/a RedCat Motors (the “Company”) and Hexagon Financial, LLC, an Arizona limited liability company (“Hexagon”). The Amendment amended that certain Stock Purchase Agreement dated December 28, 2006, by and between the Registrant, the

Shareholders and Hexagon, whereby the Registrant shall purchase 100% of the common stock of the Company from the Shareholders for an aggregate purchase price of $1.00. Thereafter, the Registrant shall make a capital contribution to the Company of $1,000,000 in cash upon the Closing, the issuance to Hexagon of 400,000 shares of the common stock of the Registrant upon the Closing, and $200,000 in cash which shall be paid on or before February 28, 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 30, 2007, the Registrant completed the acquisition of one hundred percent (100%) of the issued and outstanding common stock of Lowprice.com, Inc., an Arizona corporation d/b/a RedCat Motors (the “Company”) pursuant to a Stock Purchase Agreement, as amended (the “Agreement”) by and among the Registrant, (the Shareholders), the Company and Hexagon. We purchased 100% of the common stock of the Company from the Shareholders for an aggregate purchase price of 1.00. Further, the Registrant made a capital contribution to the Company consisting of $1,000,000 in cash, which was paid to the Company upon the Closing. The Registrant further issued to Hexagon 400,000 shares of the common stock of the Registrant for the settlement of debt. The Registrant is obligated to make an additional $200,000 capital contribution in cash on or before February 28, 2007.

Hexagon is entitled to registration rights for the 400,000 shares of common stock issued to it, and the Registrant is obligated to complete an effective registration statement with the Securities and Exchange Commission no later than ninety (90) days from the Closing Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Agreement, we are obligated to pay the sum of $200,000 in cash to the Company as an additional capital contribution on or before February 28, 2007.

Item 3.02 Unregistered sales of Equity Securities.

On January 30, 2007, the Board of Directors of the Registrant authorized the issuance of 400,000 shares of the Registrant’s common stock to Hexagon Financial, LLC, an Arizona limited liability company, pursuant to the Agreement. We relied upon Section 4(2) and Regulation D of the Securities Act of 1933, as amended (the "Act"). Our officers and directors determined the sophistication of our investor, as the investor was an accredited investors. The investor certified that it was purchasing the shares for its own account, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

10.1 First Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

TANK SPORTS, INC.

Date: 2/02/2007	By:	/s/ Jing Jing Long
Jing Jing Long
Title: Principal Executive Officer